UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

☒  Filed by the Registrant                            ☐  Filed by a party other than the Registrant

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

STARBUCKS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STARBUCKS CORPORATION

2401 UTAH AVENUE SOUTH

SEATTLE, WASHINGTON 98134

SUPPLEMENT #1 TO PROXY STATEMENT

For

THE 2021 ANNUAL MEETING OF SHAREHOLDERS

To Be Held on March 17, 2021

On January 22, 2021, Starbucks Corporation (the “Company”) filed with the Securities and Exchange Commission a definitive proxy statement for the Company’s 2021 Annual Meeting of Shareholders (the “Annual Meeting”) scheduled to be held virtually on March 17, 2021 at 10:00 a.m. Pacific Time. The Proxy Statement contains, among other things, proposals to elect directors to the Company’s Board of Directors (the “Board”). This Proxy Statement Supplement #1, dated January 26, 2021, supplements the Proxy Statement (the “Supplement”).

The primary purpose of this Supplement is to provide information relating to a recent change with respect to the Company’s Board composition and the proposed nominees to the Board. Except as described in this Supplement, the information provided in the Proxy Statement continues to apply and should be considered in voting your shares. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement is more current.

Withdrawal of Nominee for Election as Director

On January 25, 2021, Rosalind (Roz) Brewer, a member of the Board and a nominee for re-election as a director at the Annual Meeting, informed the Company that she was resigning from the Board effective February 26, 2021. In connection with her resignation from the Board, Ms. Brewer has withdrawn as a candidate for re-election as a director at the Annual Meeting. No other nominee for election at the Annual Meeting will be named in Ms. Brewer’s place.

Voting Matters

If you have already returned your proxy or provided voting instructions, you do not need to take any action unless you wish to change your vote. Proxies already returned by shareholders will remain valid and will be voted at the Annual Meeting unless revoked. Proxies received in respect of the re-election of Ms. Brewer at the Annual Meeting will not be voted with respect to her election at the Annual Meeting, but will continue to be voted as directed or otherwise as set forth therein and described in the Proxy Statement with respect to all other matters properly brought before the Annual Meeting. If you have not yet returned your proxy card or submitted your voting instructions, please complete the card or submit instructions, disregarding Ms. Brewer’s name as a nominee for election as director. Important information regarding how to vote your shares is available in the Proxy Statement.

Sincerely,

Rachel A. Gonzalez executive vice president, general counsel & secretary
January 26, 2021